SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2012

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)

        145 Highview Terrace, Hawthorne, NJ                                    07506

       (Address of Principal Executive Offices)                              (Zip Code)

(973) 544-6116

(Issuer’s Telephone Number, Including Area Code)

N/A

 (Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Reviews

On August 7, 2012, the board of directors of Proteonomix, Inc. (the “Company”) determined that the Company’s previously issued interim consolidated financial statement for the three months ended March 31, 2012 should no longer be relied upon due to an anticipated restatement of the derivative liability.

The Company intends to amend its Quarterly Report on Form 10-Q for the period ended March 31, 2012 as originally filed with the Securities and Exchange Commission (“SEC”) on June 13, 2012 to reflect the restatement.

The Company’s senior management has discussed the matters disclosed in this Item 4.02 with Yosef Y. Manela CPA, the Company’s independent registered public accounting firm, which Firm has not as yet completed its financial statement review for the quarterly period ended March 31, 2012.

The amendment being made to the Form 10-Q for the period ended March 31, 2012, will result in a restatement of earnings due to the accounting for the Series A, B, and C warrants issued in connection with the transaction the Company closed in March 2012. The accounting treatment for these warrants require the Company to account for them as liabilities rather than equity, and to adjust this liability at each reporting date utilizing fair value accounting.

As a result of the restatement, shareholders should not rely on the quarterly report filed on Form 10-Q for the period ending March 31, 2012. The Company will provide the amendment to the filing as soon as practical.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated:  August 13, 2012

By:/s/Michael Cohen

Name:   Michael Cohen

  President